Exhibit 4.14

Execution Version

REVOLVING CREDIT AGREEMENT

(2026-2A)

Dated as of August 10, 2026

between

WILMINGTON TRUST COMPANY,

as Subordination Agent,

as agent and trustee for the trustee of

American Airlines Pass Through Trust 2026-2A,

as Borrower

and

NATIXIS, NEW YORK BRANCH,

as Liquidity Provider

American Airlines Pass Through Trust 2026-2A

American Airlines

Pass Through Certificates,

Series 2026-2A

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

i	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ii	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Annex I	- Form of Interest Advance Notice of Borrowing
Annex II	- Form of Non-Extension Advance Notice of Borrowing
Annex III	- Form of Downgrade Advance Notice of Borrowing
Annex IV	- Form of Final Advance Notice of Borrowing
Annex V	- Form of Special Termination Advance Notice of Borrowing
Annex VI	- Form of Notice of Termination
Annex VII	- Form of Notice of Special Termination
Annex VIII	- Form of Notice of Replacement Subordination Agent

iii	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

REVOLVING CREDIT AGREEMENT

(2026-2A)

This REVOLVING CREDIT AGREEMENT (2026-2A), dated as of August 10, 2026, is made by and between WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity but solely as Subordination Agent (such term and other capitalized terms used herein without definition being defined as provided in Article I) under the Intercreditor Agreement (as defined below), as agent and trustee for the Class A Trustee (in such capacity, together with its successors in such capacity, the “Borrower”), and NATIXIS, a joint stock company with a board of directors organized and existing under the laws of France, acting through its New York Branch (“Natixis”) (the “Liquidity Provider”).

W I T N E S S E T H:

WHEREAS, pursuant to the Class A Trust Agreement, the Class A Trust is issuing the Class A Certificates; and

WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. (a) The definitions stated herein apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Annexes” and other subdivisions are to the designated Article, Section, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, it shall be deemed to be followed by the phrase “without limitation”.

(e) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

1	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(f) For the purposes of this Agreement, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

“Advance” means an Interest Advance, a Final Advance, a Provider Advance, an Unapplied Provider Advance, an Applied Provider Advance, a Special Termination Advance, an Applied Special Termination Advance, an Unapplied Special Termination Advance or an Unpaid Advance, as the case may be.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Applicable Liquidity Rate” has the meaning specified in Section 3.07(g).

“Applicable Margin” means (a) with respect to any Interest Advance, Final Advance, Applied Provider Advance or Applied Special Termination Advance, 3.25% per annum, (b) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter or (c) with respect to any Unapplied Special Termination Advance, the rate per annum specified in the Fee Letter.

“Applied Downgrade Advance” has the meaning specified in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning specified in Section 2.06(a).

“Applied Provider Advance” has the meaning specified in Section 2.06(a).

“Applied Special Termination Advance” has the meaning specified in Section 2.05.

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the sum of (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day in the period for which the Base Rate is to be determined (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day,

2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it (and reasonably satisfactory to American, provided that, if such rate determined as provided above would be less than 0.00% per annum, then such rate shall be deemed to be equal to 0.00% per annum) and (b) one quarter of one percent (0.25%).

“Base Rate Advance” means an Advance that bears interest at a rate based upon the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “SOFR Rate”.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware, or, so long as any Class A Certificate is outstanding, the city and state in which the Class A Trustee, the Borrower or any related Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the SOFR Rate that is also a U.S. Government Securities Business Day.

“Class A Prospectus Supplement” means the final Prospectus Supplement, dated July 27, 2026, relating to the Class A Certificates, as such Prospectus Supplement may be amended or supplemented.

“Class B Prospectus Supplement” means the final Prospectus Supplement, dated July 27, 2026, relating to the Class B Certificates, as such Prospectus Supplement may be amended or supplemented.

“Covered Taxes” means any Taxes imposed by the United States, or any political subdivision or taxing authority thereof or therein that are required by law to be deducted or withheld from any amounts payable to the Liquidity Provider under this Agreement other than (i) any Tax on, based on or measured by net income, franchises or conduct of business, (ii) any Tax imposed, levied, withheld or assessed as a result of any connection between the Liquidity Provider and the United States or such political subdivision or taxing authority, other than a connection arising solely from the Liquidity Provider’s having executed, delivered, performed its obligations or received a payment under, or enforced, any Operative Agreement, (iii) any such Tax attributable to the inaccuracy in or breach by the Liquidity Provider of any of its representations, warranties or covenants contained in any Operative Agreement to which it is a party or the inaccuracy of any form, certificate or document furnished pursuant thereto, (iv) any such United States federal withholding Taxes imposed by the United States (including backup withholding), except to the extent such withholding Taxes are the result of a change in law after such Liquidity Provider became a Liquidity Provider hereunder, (v) any withholding Taxes imposed by the

3	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any form, certificate or document (which form, certificate or document, in the good faith judgment of the Liquidity Provider, it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax, (vi) such Taxes that would not have been imposed but for any change in the Lending Office without the prior written consent of American (such consent not to be unreasonably withheld), or (vii) any Tax imposed under FATCA.

“Designated Party” means the Subordination Agent, in such case acting for the benefit of the Borrower, and in so acting, also taking into account any similar determinations (including in its individual capacity or as an applicable agent) under other credit facilities to which it is a party (in any such capacity); provided, that applicable determinations as Designated Party shall be made in consultation with, and shall be subject to any written instructions delivered by, American (and absent such instructions, with the Subordination Agent having no obligation to obtain any consent from any Person in respect of its determinations as Designated Party, unless otherwise expressly set forth herein).

“Downgrade Advance” means an Advance made pursuant to Section 2.02(b)(ii).

“Downgrade Event” means any downgrading of, or any suspension or withdrawal of any applicable rating of, the Liquidity Provider by any Rating Agency such that after such downgrading, suspension or withdrawal the Liquidity Provider does not have the minimum Long-Term Rating specified for such Rating Agency in the definition of “Threshold Rating”. The occurrence of a Downgrade Event shall be determined separately for each Rating Agency. For the avoidance of doubt, a Downgrade Event shall not occur with respect to a Rating Agency so long as the Liquidity Provider has either of the applicable Threshold Ratings specified for such Rating Agency.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” has the meaning specified in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

4	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“Excluded Taxes” means (a) Taxes imposed on the overall net income of the Liquidity Provider, (b) Taxes imposed on the “effectively connected income” of its Lending Office, (c) Covered Taxes that are indemnified pursuant to Section 3.03 hereof, and (d) Taxes described in clauses (i) through (vii) in the definition of “Covered Taxes”.

“Expenses” means liabilities, losses, damages, costs and expenses (including, without limitation, reasonable fees and disbursements of legal counsel), provided that Expenses shall not include any Taxes other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

“Expiry Date” means the anniversary date of the Closing Date immediately following the date on which the Liquidity Provider has provided a Non-Extension Notice to the Borrower pursuant to Section 2.10.

“FATCA” means Sections 1471, 1472, 1473 and 1474 of the United States Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), current or future United States Treasury Regulations promulgated thereunder and published guidance with respect thereto, any agreements entered into pursuant to Section 1471(b)(1) of the United States Internal Revenue Code and any applicable intergovernmental agreements with respect thereto, including any laws, regulations, guidance or practices governing any such intergovernmental agreement.

“Final Advance” means an Advance made pursuant to Section 2.02(c).

“Increased Cost” has the meaning specified in Section 3.01.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement), if any, and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Advance” means an Advance made pursuant to Section 2.02(a).

“Interest Period” means, with respect to any SOFR Advance, each of the following periods:

(i) the period beginning on the third U.S. Government Securities Business Day following either (A) the Liquidity Provider’s receipt of the Notice of Borrowing for such SOFR Advance or (B) the date of the withdrawal of funds from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates as contemplated by Section 2.06(a) hereof and, in each case, ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day); and

(ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day);

5	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

provided, however, that if (x) the Final Advance shall have been made pursuant to Section 2.02(c) or (y) other outstanding Advances shall have been converted into the Final Advance pursuant to Section 6.01(a), then the Interest Periods shall be successive periods of one month beginning on (A) the third U.S. Government Securities Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) and (B) if any such Regular Distribution Date is not a Business Day, the related distribution made on the next succeeding Business Day in accordance with (i) and (ii) above shall be made without distribution of interest for such additional period (other than with respect to a Final Advance under this Agreement).

“Interpolated Rate” means, at any time, the rate per annum (rounded to the same number of decimal places as the SOFR Rate) determined by the Liquidity Provider (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the SOFR Rate for the longest period for which the SOFR Rate is available that is shorter than the relevant Interest Period; and (b) the SOFR Rate for the shortest period (for which that SOFR Rate is available) that exceeds the relevant Interest Period, in each case, at such time.

“Lending Office” means the lending office of the Liquidity Provider, which is presently located in New York, New York, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder; provided that the Liquidity Provider shall not change its Lending Office without the prior written consent of American (such consent not to be unreasonably withheld).

“Liquidity Event of Default” means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) an American Bankruptcy Event.

“Liquidity Indemnitee” means the Liquidity Provider, its directors, officers, employees and agents, and its successors and permitted assigns.

“Liquidity Provider” has the meaning specified in the introductory paragraph to this Agreement.

“Maximum Available Commitment” means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that, subject to Section 2.06(d), following a Provider Advance, a Special Termination Advance or a Final Advance, the Maximum Available Commitment shall be zero.

“Maximum Commitment” means initially $91,565,513 as the same may be reduced from time to time in accordance with Section 2.04(a).

“Natixis” has the meaning specified in the introductory paragraph to this Agreement.

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b)(i).

“Non-Extension Notice” has the meaning specified in Section 2.10.

“Notice Date” has the meaning specified in Section 2.10.

6	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“Notice of Borrowing” has the meaning specified in Section 2.02(e).

“Notice of Replacement Subordination Agent” has the meaning specified in Section 3.08.

“Participation” has the meaning specified in Section 7.08(b).

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Series A Equipment Notes and Series B Equipment Notes are Performing Equipment Notes.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “SOFR Rate”.

“Permitted Transferee” means any Person that:

(a) is not a commercial air carrier, American or any affiliate of American; and

(b) is any one of:

(1) a commercial banking institution organized under the laws of the United States or any state thereof or the District of Columbia;

(2) a commercial banking institution that (x) is organized under the laws of Australia, France, Germany, The Netherlands, Switzerland or the United Kingdom, (y) is entitled on the date it acquires any Participation to a complete exemption from United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under an income tax treaty, as in effect on such date, between the United States and such jurisdiction of its organization and (z) is engaged in the active conduct of a banking business in such jurisdiction of its organization, holds its Participation in connection with such banking business in such jurisdiction and is regulated as a commercial banking institution by the appropriate regulatory authorities in such jurisdiction; or

(3) a commercial banking institution that (x) is organized under the laws of Australia, Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, South Korea, Sweden, Switzerland or the United Kingdom and (y) is entitled on the date it acquires any Participation to a complete exemption from withholding of United States federal income taxes for all income derived by it from the transactions contemplated by the Operative Agreements under laws as in effect on such date by reason of such income being effectively connected with the conduct of a trade or business within the United States.

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Rate Determination Notice” has the meaning specified in Section 3.07(g).

7	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“Regulatory Change” means (x) the enactment, adoption or promulgation, after the date of this Agreement, of any law or regulation by a United States federal or state government or by any government having jurisdiction over the Liquidity Provider, or any change, after the date of this Agreement, in any such law or regulation, or in the interpretation thereof by any governmental authority, central bank or comparable agency of the United States or any government having jurisdiction over the Liquidity Provider charged with responsibility for the administration or application thereof, that shall impose, modify or deem applicable, or (y) the compliance by the Liquidity Provider (or its Head Office) with any applicable direction or requirement (whether or not having the force of law) of any central bank or competent governmental or other authority, after the date of this Agreement, with respect to: (a) any reserve, special deposit or similar requirement against extensions of credit or other assets of, or deposits with or other liabilities of, the Liquidity Provider including, or by reason of, the Advances, or (b) any capital adequacy requirement requiring the maintenance by the Liquidity Provider of additional capital in respect of any Advances or the Liquidity Provider’s obligation to make any such Advances, or (c) any requirement to maintain liquidity or liquid assets in respect of the Liquidity Provider’s obligation to make any such Advances, or (d) any Taxes (other than Excluded Taxes) on (i) payments or with respect to amounts payable hereunder to the Liquidity Provider, (ii) its Advances, commitments or other obligations hereunder or (iii) its deposits, reserves or other liabilities attributable to clause (i) and/or (ii).

“Replenishment Amount” has the meaning specified in Section 2.06(b).

“Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A Certificates on the basis of a 360-day year comprised of twelve 30-day months, that would be distributable on the Class A Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class A Certificates on such day and without regard to expected future distributions of principal on the Class A Certificates.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Advance” means an Advance bearing interest at a rate based upon the Term SOFR Reference Rate.

“SOFR Rate” means, with respect to any Interest Period,

(a) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for

8	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) if the rate calculated pursuant to clause (a) above is not available or otherwise determinable by the Liquidity Provider in accordance with the terms of such clause (a) (including as a result of the existence of a Benchmark Unavailability Period as of any applicable date of determination of such rate), the Base Rate.

Notwithstanding the foregoing, if Term SOFR determined as provided above with respect to any Interest Period would be less than 0% per annum, then Term SOFR for such Interest Period shall be deemed to be 0% per annum.

“Special Termination Advance” means an Advance made pursuant to Section 2.02(d).

“Special Termination Notice” means the Notice of Special Termination substantially in the form of Annex VII to this Agreement.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Liquidity Provider in consultation with American and with notice to the Borrower).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Date” means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class A Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class A Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.05(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or a Special Termination Notice from the Liquidity Provider pursuant to Section 6.01(a) or 6.01(b), as applicable; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

“Termination Notice” means the Notice of Termination substantially in the form of Annex VI to this Agreement.

9	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unapplied Advance” has the meaning specified in Section 3.07(e).

“Unapplied Downgrade Advance” means the portion of any Downgrade Advance that is not an Applied Downgrade Advance.

“Unapplied Non-Extension Advance” means the portion of any Non-Extension Advance that is not an Applied Non-Extension Advance.

“Unapplied Provider Advance” means the portion of any Provider Advance that is not an Applied Provider Advance.

“Unapplied Special Termination Advance” means the portion of any Special Termination Advance that is not an Applied Special Termination Advance.

“Unpaid Advance” has the meaning specified in Section 2.05.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

10	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

For the purposes of this Agreement, the following terms shall have the respective meanings specified in the Intercreditor Agreement:

“Acceleration”, “Additional Certificates”, “American”, “American Bankruptcy Event”, “Certificate”, “Certificateholder”, “Certificate Purchase Agreement”, “Class A Cash Collateral Account”, “Class A Certificates”, “Class A Certificateholders”, “Class A Trust”, “Class A Trust Agreement”, “Class A Trustee”, “Class A Underwriting Agreement”, “Class B Certificates”, “Closing Date”, “Collection Account”, “Corporate Trust Office”, “Delivery Period Termination Date”, “Distribution Date”, “Dollars”, “Downgraded Facility”, “Equipment Notes”, “Fee Letter”, “Final Legal Distribution Date”, “Indenture”, “Interest Payment Date”, “Investment Earnings”, “Liquidity Facility”, “Loan Trustee”, “Long-Term Rating”, “Non-Extended Facility”, “Operative Agreements”, “Participation Agreements”, “Performing Equipment Note”, “Person”, “Pool Balance”, “Rating Agencies”, “Regular Distribution Date”, “Replacement Liquidity Facility”, “Responsible Officer”, “Scheduled Payment”, “Series A Equipment Notes”, “Series B Equipment Notes”, “Special Payment”, “Stated Interest Rate”, “Subordination Agent”, “Taxes”, “Threshold Rating”, “Trust Agreement”, “Trustee”, “Underwriters” and “United States”.

Section 1.02 Rates. Except as expressly stated herein, the Liquidity Provider does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, comparable or successor rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, comparable or successor rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01 The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

Section 2.02 Making of Advances. (a) Subject to Section 2.06(d), each Interest Advance shall be made by the Liquidity Provider upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex I, signed by a Responsible Officer of the Borrower, such Interest Advance to be in an amount not exceeding the Maximum Available Commitment at such time and used solely for the payment when due of interest with respect to the Class A Certificates at the Stated Interest Rate therefor in accordance with Section 3.05(a) and 3.05(b) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Interest Advance so repaid, but not to exceed the Maximum Commitment; provided, however, that, subject to Section 2.06(d), the Maximum Available Commitment shall not be so reinstated at any time if (x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing or (y) a Final Advance, a Downgrade Advance, a Non-Extension Advance or a Special Termination Advance shall have occurred.

11	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(b) (i) A Non-Extension Advance shall be made by the Liquidity Provider if this Agreement is not extended in accordance with Section 3.05(d) of the Intercreditor Agreement unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.05(d), upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with Sections 3.05(d) and 3.05(f) of the Intercreditor Agreement.

(ii) A Downgrade Advance shall be made by the Liquidity Provider if this Liquidity Facility becomes a Downgraded Facility (as provided for in Section 3.05(c) of the Intercreditor Agreement) unless within 35 days of such Downgrade Event (i) a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.05(c) of the Intercreditor Agreement, or (ii) the relevant Rating Agency shall have provided a written confirmation to the effect that the occurrence of such Downgrade Event will not result in the downgrading, withdrawal or suspension by such Rating Agency of the ratings then issued by such Rating Agency for the Class A Certificates, by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with Sections 3.05(c) and 3.05(f) of the Intercreditor Agreement.

(c) A Final Advance shall be made by the Liquidity Provider following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01(a) upon delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with Sections 3.05(f) and 3.05(i) of the Intercreditor Agreement.

(d) A Special Termination Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider pursuant to Section 6.01(b), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex V, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the Class A Cash Collateral Account in accordance with Section 3.05(f) and Section 3.05(k) of the Intercreditor Agreement.

(e) Each Borrowing shall be made by notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c) or 2.02(d), as the case may be, given by the Borrower to the Liquidity Provider. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 12:30 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to such requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance

12	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or before 12:30 p.m. (New York City time) on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 12:30 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to such requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in Dollars and immediately available funds, before 1:00 p.m. (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Provider at the address and in the manner specified in Section 7.02 hereof.

(f) Upon the making of any Advance requested pursuant to a Notice of Borrowing in accordance with the Borrower’s payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person (including the Class A Trustee or any Class A Certificateholder). If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c) or 2.02(d) to fund the Class A Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class A Cash Collateral Account, such Advance or any other amounts from time to time on deposit in the Class A Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.05(c)(v), 3.05(e) or 3.05(f) of the Intercreditor Agreement, and provided, further, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Class A Cash Collateral Account to the extent provided in Section 2.02(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

Section 2.03 Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

Section 2.04 Reduction or Termination of the Maximum Commitment. (a) Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class A Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider and American within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect any such automatic reduction of the Maximum Commitment.

13	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(b) Termination. Upon the making of any Provider Advance or Special Termination Advance or the making of or conversion to a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder, except in the case of a Downgrade Advance, as provided in Section 2.06(d).

Section 2.05 Repayments of Interest Advances, the Special Termination Advance or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider (a) on each date on which the Liquidity Provider shall make an Interest Advance, the Special Termination Advance or the Final Advance, an amount equal to the amount of such Advance (any such Advance, until repaid, is referred to herein as an “Unpaid Advance”) (if multiple Interest Advances are outstanding any such repayment to be applied in the order in which such Interest Advances have been made, starting with the earliest), plus (b) interest on the amount of each such Unpaid Advance in the amounts and on the dates determined as provided in Section 3.07; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)); provided, further, that amounts in respect of a Special Termination Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.05(f) of the Intercreditor Agreement (the portion of the outstanding Special Termination Advance equal to the amount of any such withdrawal, but not in excess of the outstanding Special Termination Advance, being an “Applied Special Termination Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided, further, that if, following the making of a Special Termination Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a), such Special Termination Advance (including any portion thereof that is an Applied Special Termination Advance) shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; and, provided, further, that if, after making a Provider Advance, the Liquidity Provider delivers a Special Termination Notice to the Borrower pursuant to Section 6.01(b), any Unapplied Provider Advance shall be converted to and treated as a Special Termination Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof under the Intercreditor Agreement. The Borrower and the Liquidity Provider agree that the

14	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

repayment in full of each Interest Advance, Special Termination Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider. For the avoidance of doubt, interest payable on an Interest Advance, Special Termination Advance or the Final Advance shall not be regarded as overdue unless such interest is not paid when due under Section 3.07.

Section 2.06 Repayments of Provider Advances. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class A Cash Collateral Account and invested and withdrawn from the Class A Cash Collateral Account as set forth in Sections 3.05(c), 3.05(d), 3.05(e) and 3.05(f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance, in the amounts determined as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.05(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y), in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance” and together with an Applied Downgrade Advance, an “Applied Provider Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided, further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a), such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Subject to Sections 2.07 and 2.09, immediately upon the withdrawal of any amounts from the Class A Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount so repaid as provided in Section 3.07.

(b) At any time when an Applied Provider Advance or Applied Special Termination Advance (or any portion thereof) is outstanding, upon the deposit in the Class A Cash Collateral Account of any amount pursuant to clause “fourth” of Section 3.02 of the Intercreditor Agreement (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances and Applied Special Termination Advances (and of Provider Advances and Special Termination Advances treated as Interest Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount, and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

(c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.05(e) of the Intercreditor Agreement, as provided in Section 3.05(f) of the Intercreditor Agreement, amounts remaining on deposit in the Class A Cash Collateral Account after giving effect to any Applied Provider Advance or Applied Special Termination Advance on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

15	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(d) If, at any time after making a Downgrade Advance, the Liquidity Provider satisfies the Threshold Rating and delivers written notice to that effect to the Borrower and American, as of the second Business Day following receipt of such notice, (i) this Liquidity Facility shall cease to be a Downgraded Facility, (ii) any Unapplied Downgrade Advance shall be withdrawn from the Class A Cash Collateral Account and reimbursed to the Liquidity Provider, (iii) any Applied Downgrade Advance shall be converted to an Interest Advance, (iv) the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Unapplied Downgrade Advance so reimbursed, but not to exceed the Maximum Commitment, and the obligation of the Liquidity Provider to make Advances shall be reinstated in an equal amount, (v) the Borrower shall be entitled to request Borrowings and (vi) the proviso in the definition of Maximum Available Commitment and the proviso in the final sentence of Section 2.02(a) shall, in each case, no longer apply to such Downgrade Advance.

Section 2.07 Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.05(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof (but, for the avoidance of doubt, without duplication of or increase in any amounts payable hereunder). Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder.

Section 2.08 Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

Section 2.09 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments and other payments under the Operative Agreements, including payment under Section 4.02 of the Participation Agreements and payments under Section 2.14 of the Indentures, and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class A Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.05(f) of the Intercreditor Agreement.

16	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Section 2.10 Extension of the Expiry Date; Non-Extension Advance. If the Liquidity Provider notifies the Borrower and American in writing before the 25th day prior to an anniversary date of the Closing Date (such notification, a “Non-Extension Notice”; the date of such notification, the “Notice Date”) that its obligation to make Advances hereunder shall not be extended beyond the immediately following anniversary date of the Closing Date (and if the Liquidity Provider shall not have been replaced in accordance with Section 3.05(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after the Notice Date (but prior to such anniversary date) to request a Non-Extension Advance in accordance with Section 2.02(b)(i) hereof and Section 3.05(d) of the Intercreditor Agreement.

Section 2.11 Term SOFR Conforming Changes. In connection with the use or administration of SOFR Rate, the Liquidity Provider will have the right to make Conforming Changes from time to time in consultation with American and with notice of effectiveness to the Borrower, and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower, the Class A Trustee, any Holder or any other Person. The Liquidity Provider will promptly notify the Borrower, the Class A Trustee and American of the effectiveness of any Conforming Changes in connection with the use or administration of SOFR Rate.

ARTICLE III

OBLIGATIONS OF THE BORROWER

Section 3.01 Increased Costs. Without duplication of any rights created by Section 3.03, if as a result of any Regulatory Change there shall be any increase by an amount reasonably deemed by the Liquidity Provider to be material in the actual cost to the Liquidity Provider of making, funding or maintaining any Advances or its obligation to make any such Advances or there shall be any reduction by an amount reasonably deemed by the Liquidity Provider to be material in the amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect thereof, and in case of either such an increase or reduction, such event does not arise from the gross negligence or willful misconduct of the Liquidity Provider, from its breach of any of its representations, warranties, covenants or agreements contained herein or in the Intercreditor Agreement or from its failure to comply with any such Regulatory Change (any such increase or reduction being referred to herein as an “Increased Cost”), then, subject to Sections 2.07 and 2.09, the Borrower shall from time to time pay to the Liquidity Provider an amount equal to such Increased Cost within 10 Business Days after delivery to the Borrower and American of a certificate of an officer of the Liquidity Provider describing in reasonable detail the event by reason of which it claims such Increased Cost and the basis for the determination of the amount of such Increased Cost; provided that the Borrower shall be obligated to pay amounts only with respect to any Increased Costs accruing from the date 120 days prior to the date of delivery of such certificate. Such certificate, in the absence of manifest error, shall be considered prima facie evidence of the amount of the Increased Costs for purposes of this Agreement; provided that any determinations and allocations by the Liquidity Provider of the effect of any Regulatory

17	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Change on the costs of maintaining the Advances or the obligation to make Advances are made on a reasonable basis. For the avoidance of doubt, the Liquidity Provider shall not be entitled to assert any claim under this Section 3.01 in respect of or attributable to Excluded Taxes. The Liquidity Provider will notify the Borrower and American as promptly as practicable of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation under this Section 3.01. The Liquidity Provider agrees to investigate all commercially reasonable alternatives for reducing any Increased Costs and to use all commercially reasonable efforts to avoid or minimize, to the greatest extent possible, any claim in respect of Increased Costs, including, without limitation, by designating a different Lending Office, if such designation or other action would avoid the need for, or reduce the amount of, any such claim; provided that the foregoing shall not obligate the Liquidity Provider to take any action that would, in its reasonable judgment, cause the Liquidity Provider to take any action that is not materially consistent with its internal policies or is otherwise materially disadvantageous to the Liquidity Provider or that would cause the Liquidity Provider to incur any material loss or cost, unless the Borrower or American agrees to reimburse or indemnify the Liquidity Provider therefor. If no such designation or other action is effected, or, if effected, such notice fails to avoid the need for any claim in respect of Increased Costs, American may arrange for a Replacement Liquidity Facility in accordance with Section 3.05(e) of the Intercreditor Agreement.

Notwithstanding the foregoing provisions, in no event shall the Borrower be required to make payments under this Section 3.01: (a) in respect of any Regulatory Change proposed by any applicable governmental authority (including any branch of a legislature), central bank or comparable agency of the United States or the Liquidity Provider’s jurisdiction of organization or in which its Lending Office is located and pending as of the date of this Agreement (it being agreed that the Regulatory Changes contemplated by (i) all requests, rules, guidelines or directives promulgated or issued by the Basel Committee on Banking Supervision (or any successor or similar authority) including, but not limited to the Consultative Documents entitled “Strengthening the resilience of the banking sector” and “International framework for liquidity risk measurement, standards and monitoring,” each dated December 2009 or the United States regulatory authorities, in each case pursuant to Basel III and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, shall not be considered to have been proposed or pending as of the date of this Agreement); (b) if a claim hereunder in respect of an Increased Cost arises through circumstances peculiar to the Liquidity Provider and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Regulatory Change relating to such Increased Cost; (c) if the Liquidity Provider shall fail to comply with its obligations under this Section 3.01 or (d) if the Liquidity Provider is not also seeking payment for similar increased costs in other similarly situated transactions related to the airline industry.

Section 3.02 Intentionally omitted.

Section 3.03 Withholding Taxes. (a) All payments made by the Borrower under this Agreement shall be made without deduction or withholding for or on account of any Taxes, unless such deduction or withholding is required by law. If any Taxes are so required to be withheld or deducted from any amounts payable to the Liquidity Provider under this Agreement, then, subject to Sections 2.07 and 2.09, the Borrower shall (i) deduct or withhold and shall pay to the relevant

18	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

authorities the full amount so required to be deducted or withheld, (ii) without duplication of any rights created by Section 3.01, if such Taxes are Covered Taxes, pay to the Liquidity Provider such additional amounts as shall be necessary to ensure that the net amount actually received by the Liquidity Provider (after deduction or withholding of all Covered Taxes) shall be equal to the full amount that would have been received by the Liquidity Provider had no withholding or deduction of Covered Taxes been required and (iii) within 30 days after the date of a payment to the relevant authorities furnish to the Liquidity Provider the original or a certified copy of (or other reasonable evidence of) the payment of the Taxes applicable to such payment. The Borrower agrees to indemnify the Liquidity Provider, within 10 Business Days of demand therefor the full amount of Covered Taxes paid or payable by the Liquidity Provider in respect of payments by the Borrower under this Agreement and any reasonable expenses arising therefrom or with respect thereto. If the Borrower provides a written request (which shall be considered prior written consent under subsection (vi) of the definition of Covered Taxes), the Liquidity Provider agrees to use commercially reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider. If the Liquidity Provider receives a refund of, or realizes a net Tax benefit not otherwise available to it as a result of, any Taxes for which additional amounts were paid by the Borrower pursuant to this Section 3.03, the Liquidity Provider shall pay to the Borrower (for deposit into the Collection Account) the amount of such refund (and any interest thereon), net of any related out-of-pocket expenses, or net benefit. The Borrower, upon the request of the Liquidity Provider, shall repay to the Liquidity Provider the amount paid over pursuant to this paragraph (a) (plus any penalties, interest or other charges imposed by the relevant governmental or taxing authority) in the event that the Liquidity Provider is required to repay such refund to such governmental or taxing authority. Notwithstanding anything to the contrary in this paragraph (a), in no event will the Liquidity Provider be required to pay any amount to the Borrower pursuant to this paragraph (a) the payment of which would place the Liquidity Provider in a less favorable net after-Tax position than the Liquidity Provider would have been in if the Tax subject to indemnification and giving rise to such refund or net Tax benefit had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (a) shall not be construed to require the Liquidity Provider to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

The Liquidity Provider will (i) provide (on its behalf and on behalf of any participant holding a Participation pursuant to Section 7.08) to the Borrower (x) on or prior to the Effective Date two valid completed and executed originals of Internal Revenue Service Form W-9, W-8BEN-E or W-8ECI (whichever is applicable), including thereon a valid United States taxpayer identification number (or, with respect to any such participant, such other form or documentation as may be applicable) covering all amounts receivable by it in connection with the transactions contemplated by the Operative Agreements and (y) thereafter from time to time such additional forms or documentation as may be necessary to establish an available exemption from withholding of United States Tax on payments hereunder so that such forms or documentation are effective for all periods during which it is the Liquidity Provider and (ii) provide timely notice to the Borrower if any such form or documentation is or becomes inaccurate. The Liquidity Provider shall deliver to the Borrower such other forms or documents as may be reasonably requested by the Borrower or required by applicable law to establish that payments hereunder are exempt from or entitled to a reduced rate of Covered Taxes.

19	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

If a payment made to the Liquidity Provider or Borrower hereunder would be subject to United States federal withholding Tax imposed by FATCA if the Borrower or Liquidity Provider, as applicable, were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the United States Internal Revenue Code, as applicable), it shall deliver to the Borrower or the Liquidity Provider, as applicable, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Liquidity Provider, as applicable, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the United States Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or Liquidity Provider, as applicable, as may be necessary for the Borrower or Liquidity Provider, as applicable, to comply with its obligations under FATCA and to determine that the Liquidity Provider or Borrower has complied with the Liquidity Provider’s or Borrower’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(b) All payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

On or before the Closing Date, the Borrower shall provide the Liquidity Provider with its fully executed Internal Revenue Service Form W-9, showing a complete exemption from United States federal withholding tax and backup withholding. If any other exemption from, or reduction in the rate of, any Taxes required to be borne by the Liquidity Provider under this Section 3.03(b) is reasonably available to the Borrower without providing any information regarding the holders or beneficial owners of the Certificates, the Borrower shall deliver the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reductions (but without any requirement to provide any information regarding the holders or beneficial owners of the Certificates) as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, such Taxes.

20	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Section 3.04 Payments. Subject to Sections 2.07 and 2.09, the Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in Dollars, to the Liquidity Provider in immediately available funds, by wire transfer to the account set forth below or such other United States bank account as the Liquidity Provider may from time to time direct the Subordination Agent:

Correspondent Bank:	Natixis
ABA:	[***]
Account Name:	Natixis NY Branch
Account Number:	[***]
Attn:	Commercial Lending & L/C Support
Reference:	American EETC 2026-2 (Class A LF)

Section 3.05 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the SOFR Rate (other than where the Term SOFR Reference Rate is determined based on the Base Rate or any Benchmark Replacement with determinations based on a year of 365 or 366 days, as the case may be) shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06 Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a SOFR Advance) or reduce the number of days for which interest will be payable on such Advance on the next Interest Payment Date for such Advance.

Section 3.07 Interest. (a) Subject to Sections 2.07 and 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, from and including the date on which the amount thereof was withdrawn from the Class A Cash Collateral Account to pay interest on the Class A Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, the date on which the Class A Cash Collateral Account is fully replenished in respect of such Advance) and (ii), to the extent permitted by law, any other amount due hereunder (whether fees, commissions, expenses or other amounts or installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at the interest rate per annum for each day that such amount remains overdue and unpaid equal to the Applicable Liquidity Rate for such Advance or such other amount, as the case may be, as in effect for such day, but in no event in any case referred to in clause (i) or (ii) above at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum

21	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

rate permitted by applicable law, then to the maximum extent permitted by applicable law any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the absolute amount of interest that would have accrued (without additional interest thereon) if such otherwise applicable interest rate as set forth in this Section 3.07 had at all relevant times been in effect.

(b) Except as provided in Section 3.07(e), each Advance will be either a Base Rate Advance or a SOFR Advance as provided in this Section 3.07. Each such Advance will be a Base Rate Advance for the period from the date of its Borrowing to (but excluding) the third Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a SOFR Advance; provided that an Applied Provider Advance and an Applied Special Termination Advance shall be a SOFR Advance from the date of its withdrawal from the Class A Cash Collateral Account.

(c) Each SOFR Advance shall bear interest during each Interest Period at a rate per annum equal to the Term SOFR Reference Rate for such Interest Period plus the Applicable Margin for such SOFR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such SOFR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(e) Each outstanding Unapplied Non-Extension Advance, Unapplied Downgrade Advance and Unapplied Special Termination Advance (each, an “Unapplied Advance”), as the case may be, shall bear interest, payable in arrears on each Regular Distribution Date, in an amount equal to the sum of (i) the Investment Earnings on amounts on deposit in the Class A Cash Collateral Account on account of such Unapplied Advance during the period beginning on the later of the date of deposit of such Unapplied Advance and the preceding Regular Distribution Date and ending on the last day prior to such Regular Distribution Date and (ii) an amount equal to interest at the Applicable Margin on the amount of such Unapplied Advance during such period.

(f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or installments of interest on Advances but excluding Advances) shall bear interest, to the extent permitted by applicable law, at a rate per annum equal to the Base Rate plus 2.0% per annum until paid.

(g) If at any time, the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally (other than the occurrence of a Benchmark Transition Event as addressed in Section 2.11), the SOFR Rate determined or to be determined for the next succeeding Interest Period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider,

22	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

absent manifest error) of making or maintaining Advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Borrower and American. If such notice is given, then the outstanding principal amount of the SOFR Advances shall be converted to Base Rate Advances effective from the date of the Rate Determination Notice. The Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider, and the Base Rate Advances shall be converted to SOFR Advances effective as of the first day of the next succeeding Interest Period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Rate”.

Section 3.08 Replacement of Borrower. Subject to Section 5.02, from time to time and subject to the successor Borrower’s meeting the eligibility requirements set forth in Section 6.09 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VIII (a “Notice of Replacement Subordination Agent”) delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall become the Borrower for all purposes hereunder.

Section 3.09 Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any SOFR Advance (but excluding loss of the Applicable Margin or anticipated profits) incurred as a result of:

(1) Any repayment of a SOFR Advance on a date other than the last day of the Interest Period for such Advance; or

(2) Any failure by the Borrower to borrow a SOFR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

Calculation of all amounts payable to the Liquidity Provider under this Section 3.09 shall be made as though the Liquidity Provider had actually funded the related SOFR Advance through the purchase of a deposit bearing interest at the Term SOFR Reference Rate in an amount equal to its SOFR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that the Liquidity Provider may fund any SOFR Advance in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.09.

Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any law, rule or regulation applicable to or binding on the Liquidity Provider, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for

23	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

the Liquidity Provider to maintain or fund its SOFR Advances, then upon notice to the Borrower and American by the Liquidity Provider, the outstanding principal amount of the SOFR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the reasonable judgment of the Liquidity Provider, requires immediate conversion; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Liquidity Provider will notify the Borrower and American as promptly as practicable of any event that will or to its knowledge is reasonably likely to lead to the conversion of SOFR Advances to Base Rate Advances under this Section 3.10; provided that a failure by the Liquidity Provider to notify the Borrower or American of an event that is reasonably likely to lead to such a conversion prior to the time that it is determined that such event will lead to such a conversion shall not prejudice the rights of the Liquidity Provider under this Section 3.10. The Liquidity Provider agrees to investigate all commercially reasonable alternatives for avoiding the need for such conversion, including, without limitation, designating a different Lending Office, if such designation or other action would avoid the need to convert such SOFR Advances to Base Rate Advances; provided that the foregoing shall not obligate the Liquidity Provider to take any action that would, in its reasonable judgment, cause the Liquidity Provider to incur any material loss or cost, unless the Borrower or American agrees to reimburse or indemnify the Liquidity Provider therefor. If no such designation or other action is effected, or, if effected, fails to avoid the need for conversion of the SOFR Advances to Base Rate Advances, American may arrange for a Replacement Liquidity Facility in accordance with Section 3.05(e) of the Intercreditor Agreement.

Section 3.11 Benchmark Replacement Setting.

(a) Notwithstanding anything to the contrary in this Agreement, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of the Borrower, the Class A Trustee, any Holder or any other Person and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Liquidity Provider to the Borrower and American without any amendment to this Agreement, or further action or consent of the Borrower, the Class A Trustee, any Holder or any other Person, so long as the Liquidity Provider has not received, by such time, written notice of objection to such Benchmark Replacement from the Borrower or American.

(b) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Liquidity Provider will have the right to make Conforming Changes from time to time in consultation with American, and, notwithstanding anything to the contrary herein, any amendments implementing such Conforming Changes will become effective without any further action or consent of the Borrower, the Class A Trustee, any Holder or any other Person.

24	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(c) The Liquidity Provider will promptly notify the Borrower, the Class A Trustee and American of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Liquidity Provider will notify the Borrower, the Class A Trustee and American of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.11(d), and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Liquidity Provider pursuant to this Section 3.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrower, the Class A Trustee, any Holder or any other Person, except, in each case, as expressly required pursuant to this Section 3.11.

(d) At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate), and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Liquidity Provider in consultation with American or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Liquidity Provider may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Liquidity Provider may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor; provided, that in no event will any of the foregoing changes (including with respect to Interest Periods) result in changes to when interest is required to be paid (which shall at all times remain consistent with the relevant dates for which distributions to the Liquidity Provider are contemplated or otherwise permitted under the Intercreditor Agreement).

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the outstanding principal amount of the SOFR Advances shall be converted to Base Rate Advances, effective the first day of the next succeeding Interest Period; provided, that, if prior to the commencement of (or, as applicable, the date for determination of the applicable Benchmark for) such or any subsequent Interest Period, an applicable Benchmark Replacement has been established and become effective, then effective on the first day of such Interest Period for which the Benchmark Replacement is so effective, such Base Rate Advances will be converted to Advances accruing interest based on the relevant Benchmark Replacement.

25	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(f) As used in this Section 3.11, the following terms have the following meanings:

“Available Tenor” means, as of any date of determination and with respect to the then- current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.11(d).

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section 3.11.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Liquidity Provider for the applicable Benchmark Replacement Date:

(a) the sum of (i) Daily Simple SOFR and (ii) the Spread Adjustment; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the Liquidity Provider in consultation with American giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then- prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided, that (i) if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and (ii) in any event, interest shall remain payable in a manner consistent with (and on dates for which distributions to the Liquidity Provider are contemplated or otherwise permitted pursuant to) the Intercreditor Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Liquidity Provider in consultation with American giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

26	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“Benchmark Replacement Date” means a date and time determined by the Liquidity Provider in consultation with American, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

27	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder in accordance with this Section 3.11 and (b) ending at the time that a Benchmark Replacement has replaced the then- current Benchmark for all purposes hereunder in accordance with this Section 3.11.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Liquidity Provider decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Liquidity Provider in a manner substantially consistent with market practice (or, if the Liquidity Provider decides that adoption of any portion of such market practice is not administratively feasible or if the Liquidity Provider determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Liquidity Provider decides is reasonably necessary in connection with the administration of this Agreement); provided, that in no event will any of the foregoing changes (including with respect to Interest Periods) result in changes to when interest is required to be paid (which shall at all times remain consistent with the relevant dates for which distributions to the Liquidity Provider are contemplated or otherwise permitted under the Intercreditor Agreement).

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Liquidity Provider in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Liquidity Provider decides that any such convention is not administratively feasible for it, then the Liquidity Provider may establish another convention in consultation with American and with notice to the Borrower.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Spread Adjustment” means 0.00% (0.00 basis points).

28	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied (or waived by the appropriate party or parties):

(a) The Liquidity Provider shall have received on or before the Closing Date each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

(i) This Agreement and the Fee Letter duly executed on behalf of the Borrower and, in the case of the Fee Letter, American;

(ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

(iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement, the Fee Letter and the Intercreditor Agreement);

(iv) A copy of the Class A Prospectus Supplement and specimen copies of the Class A Certificates and a copy of the Class B Prospectus Supplement and specimen copies of the Class B Certificates;

(v) An executed copy of each opinion (other than the negative assurance letter of Latham & Watkins LLP, special counsel to American, and the opinion and the negative assurance letter of Milbank LLP, special counsel to the Underwriters) delivered on the Closing Date pursuant to the Class A Underwriting Agreement (in the case of each such opinion, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vi) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Class A Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vii) An agreement from American, pursuant to which (x) American agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity Provider (which American may provide in an electronic format by electronic mail or making such available over the internet) and (y) American agrees to allow the Liquidity Provider to discuss the transactions contemplated by the Operative Agreements with officers and employees of American; and

29	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(viii) Such documentation as the Liquidity Provider may reasonably request five (5) or more Business Days prior to the Closing Date in order to satisfy its “know your customer” policies.

(b) On and as of the Effective Date no event shall have occurred and be continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

(c) The Liquidity Provider shall have received payment in full of the fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date pursuant to the Fee Letter.

(d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facilities, if any, shall have been satisfied or waived, and all conditions precedent to the purchase of the Class A Certificates by the Underwriters under the Class A Underwriting Agreement shall have been satisfied (unless any of such conditions precedent under the Class A Underwriting Agreement shall have been waived by the Underwriters).

(e) The Borrower and American shall have received a certificate, dated the Effective Date signed by a duly authorized representative of the Liquidity Provider, certifying that the Effective Date has occurred.

Section 4.02 Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the time of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement.

Section 4.03 Representations and Warranties. The representations and warranties of the Borrower as Subordination Agent in Sections 5.01(a), (b), (c), (d) and (i) of the Participation Agreements shall be deemed to be incorporated into this Agreement as if set out in full herein and as if such representations and warranties were made by the Borrower to the Liquidity Provider.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Available Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

(a) Performance of Agreements. Subject to Sections 2.07 and 2.09, punctually pay or cause to be paid all amounts payable by it under this Agreement and the Intercreditor Agreement and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the Intercreditor Agreement;

30	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions; and

(c) Certain Operative Agreements. Furnish to the Liquidity Provider, with reasonable promptness, copies of such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

Section 5.02 Negative Covenants of the Borrower. Subject to the first and fourth paragraphs of Section 7.01(a) of the Intercreditor Agreement and Section 7.01(b) of the Intercreditor Agreement, so long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Available Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI

LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION

Section 6.01 Liquidity Events of Default. (a) If any Liquidity Event of Default has occurred and is continuing and there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower and American a Termination Notice, the effect of which shall be to cause (i) the Termination Date to occur at the close of business on the fifth Business Day after the date on which such Termination Notice is received by the Borrower and American, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(c) hereof and Section 3.05(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon and (iv) subject to Sections 2.07 and 2.09, all Advances, any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

(b) If the aggregate Pool Balance of the Class A Certificates is greater than the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold by the Borrower or with respect to which the Aircraft related to such Series A Equipment Notes has been disposed of by the Loan Trustee) at any time during the 18-month period ending on February 20, 2039, the Liquidity Provider may, in its discretion, deliver to the Borrower and American a Special Termination Notice, the effect of which shall be to cause (i) the Termination Date to occur on the fifth Business Day after the date on which such Special Termination Notice is received by the Borrower and American, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Special Termination Advance in accordance with Section 2.02(d) hereof and Section 3.05(k) of the Intercreditor Agreement, and (iii) subject to Sections 2.07 and 2.09, all Advances (including, without limitation, any Unapplied Provider Advance), to be automatically treated as Special Termination Drawings (as defined in the Intercreditor Agreement).

31	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ARTICLE VII

MISCELLANEOUS

Section 7.01 No Oral Modifications or Continuing Waivers. No terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Borrower and the Liquidity Provider and any other Person whose consent is required pursuant to this Agreement; provided that no such change or other action shall affect the payment obligations of American or the rights of American without American’s prior written consent; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 7.02 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by United States registered or certified mail, courier service, facsimile or e-mail, and any such notice shall be effective when delivered (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) addressed as follows:

If to the Borrower, to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: [***]

Ref.: American Airlines 2026-2A EETC

Telephone: [***]

Facsimile: [***]

E-mail: [***]

If to the Liquidity Provider, to:

Natixis, acting through its New York Branch

1251 Avenue of the Americas

New York, New York 10020

Attention: Portfolio Management/Middle Office

Telephone: [***]

Telecopy: [***]

E-mail: [***]

32	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Any party, by notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 7.02.

Section 7.03 No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

Section 7.05 Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 4.02 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless each Liquidity Indemnitee from and against all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Sections 3.01, 3.03, 3.09 or 7.07 or in the Fee Letter (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on or incurred by such Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Participation Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) an ordinary and usual operating overhead expense, (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter or any other Operative Agreement to which it is a party or (iv) otherwise excluded from the indemnification provisions contained in Section 4.02 of the Participation Agreements. The provisions of Sections 3.01, 3.03, 3.09, 7.05 and 7.07 and the indemnities contained in Section 4.02 of the Participation Agreements shall survive the termination of this Agreement.

Section 7.06 Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees or directors shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any

33	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower that were the result of (A) the Liquidity Provider’s willful misconduct or gross negligence in determining whether documents presented hereunder comply with the terms hereof as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) any breach by the Liquidity Provider of any of the terms of this Agreement or the Intercreditor Agreement, including, but not limited to, the Liquidity Provider’s failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing complying with the terms and conditions hereof, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, loss of profits, business or anticipated savings).

(b) Neither the Liquidity Provider nor any of its officers, employees or directors or affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

Section 7.07 Certain Costs and Expenses. The Borrower agrees promptly to pay, or cause to be paid, (a) the reasonable fees, expenses and disbursements of Pillsbury Winthrop Shaw Pittman LLP, special counsel for the Liquidity Provider, in connection with the preparation, negotiation, execution, delivery, filing and recording of the Operative Agreements, any waiver or consent thereunder or any amendment thereof, (b) if a Liquidity Event of Default occurs, all out-of-pocket expenses incurred by the Liquidity Provider, including reasonable fees and disbursements of counsel, in connection with such Liquidity Event of Default and any collection, bankruptcy, insolvency and other enforcement proceedings in connection therewith. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in the United States in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes or fees.

Section 7.08 Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and permitted assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign, pledge or otherwise transfer its rights or obligations hereunder or any interest herein, subject to the Liquidity Provider’s right to grant Participations pursuant to Section 7.08(b), and the Liquidity Provider shall have the right to assign its rights and transfer its obligations hereunder in connection with the arranging of a Replacement Liquidity Provider pursuant to Section 3.05(e) of the Intercreditor Agreement; provided that any such assignment and transfer is consented to by the Borrower in accordance with Section 3.05(m) of the Intercreditor Agreement.

34	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

(b) The Liquidity Provider agrees that it will not grant any participation (including, without limitation, a “risk participation”) (any such participation, a “Participation”) in or to all or a portion of its rights and obligations hereunder or under the other Operative Agreements, unless all of the following conditions are satisfied (and, if all such conditions are satisfied with respect to any Participation, the Liquidity Provider may grant such Participation): (i) such Participation is to a Permitted Transferee, (ii) such Participation is made in accordance with all applicable laws, including, without limitation, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, any laws or regulations imposing United States economic sanctions measures or any orders or licenses issued thereunder and any other applicable laws relating to the transfer of similar interests and (iii) such Participation shall not be made under circumstances that require registration under the Securities Act of 1933, as amended, or qualification of any indenture under the Trust Indenture Act of 1939, as amended. Notwithstanding any such Participation, the Liquidity Provider agrees that (1) the Liquidity Provider’s obligations under the Operative Agreements shall remain unchanged, and such participant shall have no rights or benefits as against American or the Borrower or under any Operative Agreement, (2) the Liquidity Provider shall remain solely responsible to the other parties to the Operative Agreements for the performance of such obligations, (3) the Liquidity Provider shall remain the maker of any Advances, and the other parties to the Operative Agreements shall continue to deal solely and directly with the Liquidity Provider in connection with the Advances and the Liquidity Provider’s rights and obligations under the Operative Agreements, (4) the Liquidity Provider shall be solely responsible for any withholding Taxes or any filing or reporting requirements relating to such Participation and shall hold the Borrower and American and their respective successors, permitted assigns, affiliates, agents and servants harmless against the same and (5) neither American nor the Borrower shall be required to pay to the Liquidity Provider any amount under Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Provider. The Liquidity Provider may, in connection with any Participation or proposed Participation pursuant to this Section 7.08(b), disclose to the participant or proposed participant any information relating to the Operative Agreements or to the parties thereto furnished to the Liquidity Provider thereunder or in connection therewith and permitted to be disclosed by the Liquidity Provider; provided, however, that prior to any such disclosure, the participant or proposed participant shall agree in writing for the express benefit of the Borrower and American to preserve the confidentiality of any confidential information included therein (subject to customary exceptions). The Borrower acknowledges and agrees that the Liquidity Provider’s source of funds may derive in part from its participants. Accordingly, in determining amounts due by the Borrower to the Liquidity Provider pursuant to Section 3.01 and Section 3.03 of this Agreement, references in this Agreement to determinations, reserve, liquidity and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are commercial banking institutions and of whose participation the Borrower has been notified, in each case up to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly had there not been any grant of a Participation by the Liquidity Provider, and references to the Liquidity Provider therein and in related definitions shall be treated as references to such participants where applicable; provided that in any event, neither

35	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

American nor the Borrower shall be required to pay any amount under Section 3.01 or Section 3.03 greater than it would have been required to pay had there not been any grant of a Participation by the Liquidity Provider. If the Liquidity Provider sells a Participation, it shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in this Agreement.

(c) The Liquidity Provider agrees that, as a condition of any Participation, the participant shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) that under applicable law and treaties, no taxes will be required to be withheld with respect to any income derived by such participant from the transactions contemplated by the Operative Agreements, (ii) furnish to the Liquidity Provider and the Borrower two properly completed executed originals of United States Internal Revenue Service Form W-8ECI, Form W-8BEN-E or Form W-9, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such participant’s entitlement to a complete exemption from United States federal withholding tax and backup withholding for all income derived by it from the transactions contemplated by the Operative Agreements, (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide each of the Liquidity Provider and the Borrower a new Form W-8ECI, Form W-8BEN-E or Form W-9, as appropriate, or other applicable form, certificate or document (A) on or before the date that any such form, certificate or document expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form, certificate or document previously delivered by it and prior to the immediately following due date of any payment to be made to the participant pursuant to the Operative Agreements, certifying that such participant is entitled to a complete exemption from or reduction in United States federal withholding tax and backup withholding for all income derived by it from the transactions contemplated by the Operative Agreements or that it is no longer so entitled and (iv) agree (for the benefit of the Liquidity Provider and the Borrower) to provide such other forms or documents as may be reasonably requested by the Borrower or required by applicable law to establish that all income derived by it from the transactions contemplated by the Operative Agreements is exempt from or entitled to a reduced rate of Covered Taxes. The Liquidity Provider shall provide to the Borrower such information as the Borrower may reasonably request about the Liquidity Provider or a participant to satisfy any reporting or other Tax obligations of the Borrower with respect to this Agreement; provided that the Liquidity Provider shall not be required to provide any such information (other than the names of participants, percentage of participation and copies of such participants’ withholding tax forms) which is not within its possession or which is confidential.

(d) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

36	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Section 7.09 Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.10 Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof hereby (i) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns, (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts, (iii) agrees that service of process in any such suit, action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which each party shall have been notified pursuant thereto and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(c) To the extent that the Liquidity Provider or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, and whether under the United States Foreign Sovereign Immunities Act of 1976 (or any successor legislation) or otherwise, from any legal proceedings, whether in the United States or elsewhere,

37	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

to enforce or collect upon this Agreement, including, without limitation, immunity from suit or service of process, immunity from jurisdiction or judgment of any court or tribunal or execution of a judgment, or immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Liquidity Provider hereby irrevocably and expressly waives any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere.

Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7.13 Entirety. This Agreement and the Intercreditor Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of such parties.

Section 7.14 Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.15 Liquidity Provider’s Obligation to Make Advances. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER’S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE ABSOLUTE, UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 7.16 Patriot Act. The Liquidity Provider hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Liquidity Provider to identify the Borrower in accordance with such Act.

38	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

Section 7.17 No Fiduciary Relationship. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and the persons for which it acts as agent, on the one hand, and the Liquidity Provider, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Liquidity Provider, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 7.18 Head Office Obligations. The Liquidity Provider is Natixis, New York Branch. The Liquidity Provider hereby agrees that, notwithstanding the place of booking or its jurisdiction of incorporation or organization, the obligations of the Liquidity Provider hereunder are also the obligations of the head office of Natixis in Paris, France (the “Head Office”). Accordingly, any beneficiary of this Agreement will be able to proceed directly against the Head Office, if the Liquidity Provider defaults in its obligations to such beneficiary under this Agreement.

Section 7.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction, in full or in part, of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution and that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

39	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class A Trust, as Borrower

By:	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

NATIXIS, NEW YORK BRANCH, as Liquidity Provider

By:	/s/ Yevgeniya Levitin
Name: Yevgeniya Levitin
Title: Managing Director

By:	/s/ Cecilia Peteuil
Name: Cecilia Peteuil
Title: Director

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX I to

REVOLVING CREDIT AGREEMENT

FORM OF INTEREST ADVANCE NOTICE OF BORROWING

INTEREST ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to NATIXIS, NEW YORK BRANCH (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used for the payment of the interest on the Class A Certificates which is payable on __________, ____ (the “Distribution Date”) in accordance with the terms and provisions of the Class A Trust Agreement and the Class A Certificates, which Advance is requested to be made on __________, ____. The Interest Advance should be remitted to [insert wire and account details].

(3) The amount of the Interest Advance requested hereby (i) is $___________, to be applied in respect of the payment of the interest which is due and payable on the Class A Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on the Class B Certificates, or any Additional Certificates, if issued, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.05(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of __________, ____.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

I-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Interest Advance Notice of Borrowing]

I-3	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX II to

REVOLVING CREDIT AGREEMENT

FORM OF NON-EXTENSION ADVANCE NOTICE OF BORROWING

NON-EXTENSION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned subordination agent (the “Borrower”), hereby certifies to NATIXIS, NEW YORK BRANCH (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.05(d) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The Non-Extension Advance should be remitted to [insert wire and account details].

(3) The amount of the Non-Extension Advance requested hereby (i) is $____________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Sections 3.05(d) and 3.05(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates, or any Additional Certificates, if issued, (iii) was computed in accordance with the provisions of the Class A Certificates, the Liquidity Agreement, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Sections 3.05(d) and 3.05(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of ____________, ____.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

II-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

SCHEDULE I TO NON-EXTENSION ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Non-Extension Advance Notice of Borrowing]

II-3	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX III to

REVOLVING CREDIT AGREEMENT

FORM OF DOWNGRADE ADVANCE NOTICE OF BORROWING

DOWNGRADE ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned subordination agent (the “Borrower”), hereby certifies to NATIXIS, NEW YORK BRANCH (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.05(c)(iii) of the Intercreditor Agreement by reason of the Liquidity Facility provided under the Liquidity Agreement becoming a Downgraded Facility which has not been replaced by a Replacement Liquidity Facility, which Advance is requested to be made on __________, ____. The Downgrade Advance should be remitted to [insert wire and account details].

(3) The amount of the Downgrade Advance requested hereby (i) is $____________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Sections 3.05(c) and 3.05(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates, or any Additional Certificates, if issued, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Sections 3.05(c) and 3.05(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment to zero and (B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of ____________, ____.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Downgrade Advance Notice of Borrowing]

III-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX IV to

REVOLVING CREDIT AGREEMENT

FORM OF FINAL ADVANCE NOTICE OF BORROWING

FINAL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to NATIXIS, NEW YORK BRANCH (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.05(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on __________, ____. The Final Advance should be remitted to [insert wire and account details].

(3) The amount of the Final Advance requested hereby (i) is $____________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Sections 3.05(f) and 3.05(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates, or any Additional Certificates, if issued, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Sections 3.05(f) and 3.05(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

IV-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of ___________, ___.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

SCHEDULE 1 TO FINAL ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Final Advance Notice of Borrowing]

IV-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX V to

REVOLVING CREDIT AGREEMENT

FORM OF SPECIAL TERMINATION

ADVANCE NOTICE OF BORROWING

SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to NATIXIS, NEW YORK BRANCH (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Special Termination Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.05(k) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on _______________.

(3) The amount of the Special Termination Advance requested hereby (i) is $_____________, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Sections 3.05(f) and 3.05(k) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates, or any Additional Certificates, if issued, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I) and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower shall deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Sections 3.05(f) and 3.05(k) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Special Termination Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Special Termination Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

V-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of ___________, ___.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

SCHEDULE 1 TO SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with Special Termination Advance Notice of Borrowing]

V-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX VI to

REVOLVING CREDIT AGREEMENT

FORM OF NOTICE OF TERMINATION

NOTICE OF TERMINATION

[Date]

Wilmington Trust Company,

 as Subordination Agent,

 as Borrower

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-001

Attention: Corporate Trust Division

Re:

Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Airlines Pass Through Trust 2026-2A, as Borrower, and Natixis, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01(a) of the Liquidity Agreement, by reason of the occurrence and continuance of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined in the Liquidity Agreement), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined in the Liquidity Agreement) under such Liquidity Agreement to terminate at the close of business on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 2.02(c) of the Liquidity Agreement and Section 3.05(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

THIS NOTICE IS THE “NOTICE OF TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE AT THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

NATIXIS, NEW YORK BRANCH, as Liquidity Provider

By:
Name:
Title:

By:
Name:
Title:

cc:	Wilmington Trust Company, as Class A Trustee

American Airlines, Inc.

VI-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX VII to

REVOLVING CREDIT AGREEMENT

FORM OF NOTICE OF SPECIAL TERMINATION

NOTICE OF SPECIAL TERMINATION

[Date]

WILMINGTON TRUST COMPANY,

 as Subordination Agent,

 as Borrower

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-001

Attention: Corporate Trust Division

Re:

Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Airlines Pass Through Trust 2026-2A, as Borrower, and Natixis, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01(b) of the Liquidity Agreement, by reason of the aggregate Pool Balance of the Class A Certificates exceeding the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold or with respect to which the Aircraft related to such Series A Equipment Notes has been disposed of) during the 18-month period prior to February 20, 2039, we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined in the Liquidity Agreement) under such Liquidity Agreement to terminate at the close of business on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Special Termination Advance under the Liquidity Agreement pursuant to Section 2.02(d) of the Liquidity Agreement and Section 3.05(k) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

THIS NOTICE IS THE “NOTICE OF SPECIAL TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE AT THE CLOSE OF BUSINESS ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

NATIXIS, NEW YORK BRANCH, as Liquidity Provider

By:
Name:
Title:

By:
Name:
Title:

cc:	Wilmington Trust Company, as Class A Trustee

American Airlines, Inc.

VII-2	Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)

ANNEX VIII to

REVOLVING CREDIT AGREEMENT

FORM OF NOTICE OF REPLACEMENT SUBORDINATION AGENT

NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]

Attention:

Re:

Revolving Credit Agreement (2026-2A), dated as of August 10, 2026, between Wilmington Trust Company, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the American Airlines Pass Through Trust 2026-2A, as Borrower, and Natixis, New York Branch (the “Liquidity Agreement”)

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 7.01 of the Intercreditor Agreement.

By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

This transfer shall be effective as of [specify time and date].

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Borrower

By:
Name:
Title:

Revolving Credit Agreement (Class A) (American Airlines 2026-2 EETC)